UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2012

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Item 9.01	Financial Statements and Exhibits

SIGNATURES

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Item 2.02.	Results of Operations and Financial Condition.

On July 12, 2012 Scientific Learning Corporation (the “Company”) announced via press release its expectations with respect to certain of the Company’s financial results for its second quarter ended June 30, 2012.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 2.02, including the related information in Exhibit 99.1, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 9, 2012, the Company drew down the full $4,897,000 available under its $5 million line of credit with Comerica Bank pursuant to the terms of its amended and restated Loan and Security Agreement with the Bank (the “Restated Agreement”).  The Company also currently has a $103,000 letter of credit currently issued pursuant to the Restated Agreement.  The provisions of the line of credit under the Restated Agreement include:

•	Maturity date: December 31, 2013
•	Maximum principal amount: $5,000,000
•	Interest rate: Prime reference rate + 1.25%
•	Significant financial covenants:
o	Adjusted quick ratio of 1.15:1.00
o	Minimum net worth:

Measuring Period	Minimum Net Worth
May 31, 2012	$(4,750,000)
June 30, 2012	$(5,250,000)
July 31, 2012, August 31, 2012 and September 30, 2012	$(5,750,000)
October 31, 2012	$(4,750,000)
November 30, 2012	$(4,500,000)
December 31, 2012	$(4,000,000)
2013	Bank and Company to mutually agree on requirement

o	Covenants tested monthly if there are amounts outstanding, otherwise quarterly. Failure to meet a covenant constitutes an event of default under the agreement.
•	Line is secured by the Company’s accounts receivable, deposit accounts, equipment, general intangibles, goods, inventory, investment property, money, records, and the like, and all proceeds thereof.

A copy of the Company’s press release announcing the credit line draw down described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On July 12, 2012, the Company announced a series of changes intended to better align its costs and organization structure with the current economic environment and improve its profitability.  These changes include a reduction in the Company’s work force during the third quarter of 2012.  The Company notified the employees affected by the workforce reduction starting on July 9, 2012. The Company estimates that the costs incurred in connection with the workforce reduction will be approximately $433,000, which consist of estimated severance costs expected to be incurred in the third quarter of 2012.  Substantially all of that charge will result in cash expenditures.

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A copy of the Company’s press release announcing these reductions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2012, the Company voluntarily submitted an application to transfer the listing of its Common Stock on the NASDAQ Global Market to the NASDAQ Capital Market.

As previously reported, on April 11, 2012, the Company received a letter from the NASDAQ Stock Market (“Nasdaq”) that the Company was no longer in compliance with Marketplace Rule 5450(b)(2)(A), which requires that the market value of the Company’s Common Stock be at least $50,000,000 for continued listing on the Nasdaq Global Market.  As provided in the Nasdaq rules, the Company was provided 180 calendar days, or until October 8, 2012, to regain compliance.  In order to regain compliance in the permitted period, the market value of the Company’s Common Stock is required to be $50,000,000 or more for a minimum of 10 consecutive business days.  Since April 11, 2012, the market value of the Company’s Common Stock has not exceeded the $50,000,000 threshold, but the Company has satisfied a similar Common Stock market value threshold of $35,000,000 for 10 consecutive business days as required for listing on the Nasdaq Capital Market.

A copy of the Company’s press release announcing the Nasdaq application is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2012, the Board of Directors of the Company appointed Robert C. Bowen to be the Company’s Chief Executive Officer (the “CEO”), effective immediately, in place of D. Andrew Myers.  The Company and Mr. Myers mutually agreed that he would step down from the CEO position.  On July 11, 2012, Mr. Myers resigned as a director of the Company effective July 12, 2012.  The Company is not aware of any disagreement between Mr. Myers and the Company as to the Company’s operations, policies or practices.

In connection with his resignation, Mr. Myers has entered into the Company’s standard form of separation agreement regarding release of claims against the Company.  Under the terms of the separation agreement, Mr. Myers’ employment with the Company is scheduled to terminate on August 1, 2012. Until then, he will serve in a non-officer employee role and assist Mr. Bowen in his transition as the new CEO. Mr. Myers has also agreed to enter into a consulting agreement to provide transition related services for the period from August 2, 2012 through December 31, 2012.  In consideration for his entry into the separation agreement with the Company, Mr. Myers will be entitled to receive continued payment of his base salary in accordance with the Company’s normal payroll practices for twelve (12) months following his employment termination date.  Mr. Myers will also be entitled to have the Company pay his COBRA premiums for him and his eligible dependents through February 2014 or until he has medical benefits available to him through another employer, whichever is earlier.  In addition, if he fulfills the terms of the consultant agreement further described below, Mr. Myers will be entitled to receive additional severance in the form of continued payment of his base salary until he accepts a new position, not to exceed an additional three months of base salary. The Company estimates that the costs incurred in connection with Mr. Myers’ departure will be approximately $485,000, which will be incurred in the third quarter of 2012.

Under the consulting agreement between Mr. Myers and the Company, Mr. Myers’ current equity grants will continue to vest during the term of the consulting agreement.  Mr. Myers will have 90 days following the termination of the consulting agreement to exercise any options vested as of the date of the termination of his consulting agreement. If Mr. Myers provides services for more than two full days per month, the Company will also pay Mr. Myers a fee of $1,500 per day or $200 per hour.

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The foregoing descriptions of the Mr. Myers’ separation agreement and consultant agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In addition to his appointment as the Company’s Chief Executive Officer, Mr. Bowen, age 70, is the Chairman of the Company’s Board of Directors, a position he has held since June 2002.  He was the Company’s Executive Chairman during 2009 and served as its CEO from June 2002 through December 2008. From 1989 through 2001, Mr. Bowen served as a senior executive of National Computer Systems, a provider of educational assessment and administrative software and services acquired by Pearson PLC in 2000.  His last assignment there, from 1995 through 2001, was as President of NCS Education, a provider of enterprise software for K-12 school districts.  Earlier in his career, Mr. Bowen held senior executive positions with other education and publishing companies, including McGraw-Hill where he ran all of the company’s education and training businesses.

There are no family relationships between Mr. Bowen and any of the Company’s executive officers or directors.

Mr. Bowen’s terms of employment include:

●             Annualized base salary of $280,000;

●             Payment of a pro-rated 50% bonus at the end of 2012, at the discretion of the Board of Directors and contingent upon Mr. Bowen’s continued service with the Company through December 31, 2012;

●             If the Board of Directors approves the Scientific Learning Bonus Plan for 2013, participation in the plan, with an annual bonus potential of 55% of base salary and up to 110% of base salary upon maximum overachievement;

●             Restricted stock unit award of 150,000 shares, to be granted on October 1, 2012, and vesting in equal installments, every six months, for 48 months;

●             Stock option award of 150,000 options, with an exercise price equal to fair market value on the date of grant. The options will be subject to vesting over four years from July 8, 2012, with an initial a one-year cliff (at which time 25% will vest), with the remainder vesting 1/48th monthly over the following 36 months.

●             Reimbursement for reasonable medical insurance costs for Mr. Bowen and his spouse during the period of his employment and for five years thereafter.  Reasonable medical insurance costs are defined as, in summary, the cost for a supplemental plan that, together with Medicare and/or any other governmental plan, approximates the coverage scope and out of pocket expenditures of the Company’s current group health plan for Company employees.

●             Reimbursement of reasonable travel costs incurred for Mr. Bowen traveling from his home in Minnesota or his home in Arizona to the Company’s office in Oakland, California, in accordance with the Company’s applicable expense reimbursement policies and as further described in Mr. Bowen’s offer of employment letter.  In the event any of the reimbursed travel expenses are classified as taxable income, the Company has agreed to provide Mr. Bowen with a tax gross-up equal to the associated incurred tax liability, a right which will survive the termination of Mr. Bowen’s employment so long as the expenses remain subject to classification as taxable income by applicable taxing authorities.

The foregoing description of Mr. Bowen’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 16, 2009, the Company’s Compensation Committee approved a Retirement Agreement and an Independent Contractor Agreement with Robert C. Bowen.  Under those agreements, Mr. Bowen retired as an employee of the Company as of December 31, 2009 and became an independent contractor on January 1, 2010.

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Under the Retirement Agreement, Mr. Bowen’s January 2009 employment agreement terminated at the end of 2009.  The Retirement Agreement reiterated the Company’s obligation from the January 2009 employment agreement to reimburse Mr. Bowen for reasonable medical insurance costs for him and his spouse for the five years ending December 31, 2014.  Reasonable medical insurance costs were defined as, in summary, the cost for a supplemental plan that (together with Medicare and/or any other governmental plan) approximates the coverage scope and out of pocket expenditures of the Company’s current group health plan for its employees. In connection with his appointment as Chief Executive Officer on July 8, 2012, Mr. Bowen and the Company agreed that the provisions of the Retirement Agreement relating to the provision of medical insurance costs would be superseded by his new employment agreement.

Under the Independent Contractor Agreement, Mr. Bowen provided services to assist the Company’s sales organization with key relationships and business development in the K-12 school market, and to perform other tasks if assigned by our Chief Executive Officer.  There was no fixed amount of services to be provided. When and as requested by the Company and accepted by Mr. Bowen, Mr. Bowen was to perform such services for the Company and be compensated at a rate of $1,500 per day plus reimbursement for travel expenses.  The Independent Contractor Agreement was originally for one year, ending December 31, 2010, and was continued for 2011 and 2012.  The Company paid Mr. Bowen total compensation under this agreement of $39,500 in 2010, $10,500 in 2011 and $10,500 in 2012.  Providing services under this agreement was considered “Continued Service” as defined under the Company’s employee stock plans for purposes of Mr. Bowen’s previously granted employee stock options. In connection with his appointment as Chief Executive Officer on July 8, 2012, Mr. Bowen and the Company agreed to terminate the Independent Contractor Agreement.

Starting January 1, 2010, Mr. Bowen received compensation under the Company’s compensation program for non-employee directors.  Beginning on the effective date of his appointment as Chief Executive Officer, Mr. Bowen will no longer receive this compensation.

On July 6, 2012, the Company received notification from Robert E. Feller, the Company’s Senior Vice President and Chief Financial Officer, that he has elected to resign from the Company.  Mr. Feller has not notified the Company of the effective date of his resignation, though he has indicated that he expects it to be no later than August 15, 2012. Until then, he will serve in a non-officer employee role and assist Ms. Freeman in her transition as the new CFO, as described below. The Company is not aware of any disagreement between Mr. Feller and the Company as to the Company’s operations, policies or practices.

On July 11, 2012, the Board of Directors of the Company appointed Jane A. Freeman to be the Company’s Chief Financial Officer and Treasurer effective immediately.

Ms. Freeman, age 58, previously served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. She joined the Company as Vice President, Finance and Treasurer in August 1999 and was named Chief Financial Officer in January 2000. She was appointed Senior Vice President in January 2004 and Executive Vice President in December 2007. She also served as our Vice President Business Development from August 1999 until June 2000. Prior to joining the Company, Ms. Freeman spent 20 years in the investment business. From 1988 through 1998, she was employed by Rockefeller & Co., a global investment firm, where she led the global asset allocation process, managed the US Small Cap equity product and served on the Management Committee of the firm. She is an independent board trustee and the Audit Committee Chair at Russell Exchange Traded Funds Trust; a director, Finance Committee Chair and Governance Committee Chair at Taproot Foundation; the Lead Independent Director at Harding Loevner Funds; and a consultant at J. Freeman Associates. Ms. Freeman holds a B.A. in mathematics and chemistry and an M.B.A. from Cornell University and a License in Applied Economics from the University of Louvain in Belgium.

There are no family relationships between Ms. Freeman and any of the Company’s executive officers or directors.

Ms. Freeman’s terms of employment include:

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●             Annualized base salary of $230,000;

●             Payment of a prorated 40% bonus at the end of 2012, at the discretion of the Board of Directors and contingent upon Ms. Freeman’s continued service with the Company through December 31, 2012;

●             Restricted stock unit award of 100,000 shares.  Fifty percent of this award vests on each of January 10, 2013 and July 10, 2013, except that in the event that Ms. Freeman ceases employment with the Company prior to July 10, 2013 as a result of a mutual agreement between her and the Company, the award will fully vest upon the termination of her employment;

●             Stock option award of 100,000 options, with an exercise price equal to fair market value on the date of grant. One fourth of this award vests on October 10, 2012, with 1/12th vesting on the 10th day of each month thereafter, except that in the event that Ms. Freeman ceases employment with the Company prior to July 10, 2013 as a result of a mutual agreement between her and the Company, the award will fully vest upon the termination of her employment.

●             Reimbursement for reasonable medical insurance costs during the period of Ms. Freeman’s employment up to the costs the Company would ordinarily pay on her behalf under the Company’s current group health plan for Company employees.

The foregoing description of Ms. Freeman’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 4, 2008, in connection with her resignation as the Company’s Chief Financial Officer and Treasurer, Ms. Freeman entered into the Company’s standard form of separation agreement regarding a release of claims against the Company.  In consideration for her entry into the separation agreement with the Company, Ms. Freeman received continued payment of her base salary and COBRA premiums in accordance with the Company’s normal payroll practices for ten months following her employment termination date and received a lump sum payment of $31,590, which was intended to compensate her for potential payments under the Company’s 2008 Management Incentive Plan.

A copy of the Company’s press release announcing the personnel changes described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 8, 2012, the Board of Directors of the Company waived a provision of the Company’s Policies on Business Ethics (the “Code of Conduct”) by appointing Mr. Bowen as the Company’s Chief Executive Officer.  The Code of Conduct prohibits the employment of family members of current employees.  Mr. Bowen is an uncle of one of the Company’s current employees.  Mr. Bowen will not directly manage the related employee.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbor created by the federal securities laws.  Such statements include, among others, statements relating to expectations with respect to certain of the Company’s financial results for its second quarter ended June 30, 2012, the expected costs associated with the workforce reduction, and, in Exhibit 99.1, expectations regarding the Company’s future results, adjustments to future results, trends in and growth expectations for its sales, the acceptance of its new offerings, its recurring revenue business model, its expected field services and product development costs, and its restructuring and other plans to reduce costs.  Such statements are subject to substantial risks and uncertainties.  Actual events or results may differ materially as a result of many factors, including but not limited to: employee response to the workforce reduction; availability of funding to purchase the Company's products; general economic and financial conditions; risks related to the Company’s transition to a new business model; difficulty in forecasting future results; seasonality and sales cycles in the Company’s markets; variability of the Company’s cash flow; competition; unexpected challenges in product development; the acceptance of new products and product changes; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products, and other risks detailed in the Company's other SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2011 (Part I, Item 1A, Risk Factors), filed March 30, 2012.  The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description
10.1	Separation Agreement between the Company and D. Andrew Myers dated July 12, 2012
10.2	Consultant Agreement between the Company and D. Andrew Myers dated July 12, 2012
10.3	Employment Offer Letter Agreement between the Company and Robert C. Bowen, effective July 8, 2012
10.4	Employment Offer Letter Agreement between the Company and Jane Freeman dated July 12, 2012
99.1	Press Release issued by the Company on July 12, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: July 12, 2012	By: /s/ Christopher J. Brookhart
Title: Senior Vice President and General Counsel